Exhibit 10.11

EARLYBIRDCAPITAL, INC.

366 Madison Avenue

New York, New York 10017

___________, 2026

Three Lions Acquisition Corp.

888 Prospect Street

La Jolla, CA 92037

Ladies and Gentlemen:

This is to confirm our agreement (this “Agreement”) whereby Three Lions Acquisition Corp., a Cayman Islands exempted company (“Company”), has requested EarlyBirdCapital, Inc. (the “Advisor”) to assist it in connection with the Company’s merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination (in each case, a “Business Combination”) with one or more businesses or entities (each a “Target”) as described in the Company’s Registration Statement on Form S-1 (File No. 333-297177) filed with the Securities and Exchange Commission (“Registration Statement”) in connection with its initial public offering (“IPO”).

1. Services and Fees.

(a) The Advisor will, if requested by the Company:

(i) Assist the Company in the transaction structuring and negotiation of a definitive purchase agreement with respect to the Business Combination;

(ii) Hold meetings to discuss the Business Combination and the Target’s attributes with Company shareholders who request such meetings;

(iii) Attempt to introduce the Company to potential investors to purchase the Company’s securities in connection with the Business Combination; and

(iv) Assist the Company with relevant financial analysis, presentations, press releases and filings related to the Business Combination.

(b) As compensation for the foregoing services, the Company will pay the Advisor a fee of up to 3.5% of the gross proceeds received by the Company in the IPO (“Transaction Fee”). The Transaction Fee shall be payable as follows: (i) 1.5% of the gross proceeds received by the Company in the IPO shall be paid to the Advisor in cash, (ii) up to 1.0% of the gross proceeds received by the Company in the IPO shall be paid to the Advisor in cash in proportion to the amount of capital retained in the Trust Account (defined below) following the initial Business Combination after honoring the redemption rights of public shareholders of the Company, and (iii) 1.0% of the gross proceeds received by the Company in the IPO shall be payable in the form of a convertible note, containing customary terms, convertible into the Company’s ordinary shares commencing six months after the Closing (as the term “Closing” is defined below).

(c) In addition to the Transaction Fee, the Company shall pay to Advisor a cash fee equal to 1.0% of the Total Consideration (as the term “Total Consideration” is defined below) in the event Advisor introduces the Company to the Target with which the Company completes a Business Combination (“Finder Fee” and together with the Transaction Fee, the “Fee”).

(d) The Transaction Fee and any Finder Fee, if applicable, shall be payable to the Advisor by wire transfer at the closing of the Business Combination (“Closing”) from the Trust Account (defined below) and from the Company’s other sources if there are not enough funds held in the Trust Account to pay the entire Fee; provided that the Finder Fee shall not be paid prior to the date that is 60 days from the effective date of the Registration Statement unless the Financial Industry Regulatory Authority determines that such payment would not be deemed underwriters’ compensation in connection with the IPO. If a proposed Business Combination is not consummated for any reason, no Fee shall be due or payable to the Advisor hereunder.

(e) For purposes of this Agreement, “Total Consideration” shall mean the total value of all cash, securities, or other property paid or transferred at the Closing (or Closings) by or to the Company, the Target and/or their respective shareholders or to be paid or transferred in the future to such parties with respect to such Business Combination (other than payments of interest or dividends), including, without limitation, any value paid in respect of (i) the assets of the Company or Target, (ii) the share capital of the Company or Target (and any securities convertible into share capital, including options, warrants or other rights to acquire shares), and (iii) the assumption, retirement or defeasance, directly or indirectly (by operation of law or otherwise), of any long-term liabilities of the Company or Target or repayment of indebtedness, including, without limitation, indebtedness secured by the assets of the Company or Target, capital leases or preferred shares obligations. Notwithstanding the foregoing, if the Business Combination contemplates the Target or newly formed holding company being the surviving entity in the Business Combination and issuing its securities to the Company’s security holders as consideration, the Total Consideration will be deemed to be the fair market value of the Target as indicated in the Business Combination’s definitive acquisition agreement and proxy materials. If Total Consideration paid or transferred in the Business Combination includes non-cash consideration consisting of ordinary shares, options, warrants or rights for which a public trading market existed prior to the Closing, then the value of such securities shall be determined by the closing or last sales price thereof on the date that is two business days prior to the record date for the vote on the Business Combination. If all or a portion of the Total Consideration paid or transferred in the Business Combination is other than cash and securities (as described above), then the value of such other consideration shall be the fair market value thereof on the Closing as mutually agreed upon in good faith by the Company and Advisor. Any amounts payable or transferable to the Company or Target, or any affiliate of the Company or Target or any shareholder of the Company or Target in connection with a non-competition agreement or any employment, consulting, licensing, supply, transfer, assignment, forbearance or other agreement (whether by separate agreement or in the Transaction documents), to the extent that such amounts payable are greater than what would customarily be paid on an arms-length basis, shall be deemed to be part of the Total Consideration paid in the Business Combination. If all or a portion of the Total Consideration payable or transferable in connection with a Business Combination includes future payments, whether or not in escrow, then the Company shall pay Advisor any additional cash fee, determined in accordance with this Section 1, when, and if such payments are made.

2. Expenses.

At the Closing, the Company shall reimburse the Advisor up to $20,000 for its reasonable costs and expenses incurred (including the fees and disbursements of its counsel) in connection with the performance of its services hereunder; provided, however, all expenses in excess of $5,000 in the aggregate shall be subject to the Company’s prior written approval, which approval will not be unreasonably withheld. Reimbursable expenses shall be due and payable to the Advisor by wire transfer at the Closing from the Trust Account and from the Company’s other sources if there are not enough funds in the Trust Account to pay all the expenses.

3. Company Cooperation.

The Company will cooperate with the Advisor including, but not limited to, providing to the Advisor and its counsel, on a timely basis, all documents and information regarding the Company and Target that the Advisor may reasonably request or that are otherwise relevant to the Advisor’s performance of its obligations hereunder (collectively, the “Information”); making the Company’s management, auditors, consultants and advisors available to the Advisor; and, using commercially reasonable efforts to provide the Advisor with reasonable access to the management, auditors, suppliers, customers, consultants and advisors of Target. The Company will promptly notify the Advisor of any change in facts or circumstances or new developments affecting the Company or Target or that might reasonably be considered material to the Advisor’s engagement hereunder.

Additionally, the Company hereby acknowledges and confirms its obligations under Sections 3.31 and 3.32 of the Underwriting Agreement executed by the Company and the Advisor on the date hereof.

4. Representations; Warranties and Covenants.

The Company represents, warrants and covenants to the Advisor that all Information it makes available to the Advisor by or on behalf of the Company in connection with the performance of its obligations hereunder will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make statements made, in light of the circumstances under which they were made, not misleading as of the date thereof and as of the consummation of the Business Combination.

5. Indemnity.

The Company shall indemnify the Advisor and its affiliates and their respective directors, officers, employees, shareholders, representatives and agents in accordance with the indemnification provisions set forth in Annex I hereto, all of which are incorporated herein by reference.

Notwithstanding the foregoing and Annex I, the Advisor agrees, if there is no Closing, (i) that it does not have any right, title, interest or claim of any kind in or to any monies in the Company’s trust account established in connection with the IPO (“Trust Account”) with respect to this Agreement (each, a “Claim”); (ii) to waive any Claim it may have in the future as a result of, or arising out of, any services provided to the Company hereunder; and (iii) to not seek recourse against the Trust Account with respect to the Fee.

6. Use of Name and Reports.

Without the Advisor’s prior written consent, neither the Company nor any of its affiliates (nor any director, officer, manager, partner, member, employee, representative or agent thereof) shall quote or refer to, in any filings with the Securities and Exchange Commission, any advice rendered by the Advisor to the Company or any communication from the Advisor, in each case, in connection with performance of the Advisor’s services hereunder; provided that, if any such quote or reference is required by applicable federal or state law, regulation or securities exchange rule, then (i) the Company shall provide Advisor with a draft of such disclosure prior to the filing being made; (ii) Advisor shall be given the opportunity to comment on same; and (iii) Advisor’s consent to such disclosure shall not be unreasonably withheld.

7. Status as Independent Contractor.

Advisor shall perform its services as an independent contractor and not as an employee of the Company or affiliate thereof. It is expressly understood and agreed to by the parties that the Advisor shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be expressly agreed to by the Company in writing. In rendering such services, the Advisor will be acting solely pursuant to a contractual relationship on an arm’s-length basis. This Agreement is not intended to create a fiduciary relationship between the parties and neither the Advisor nor any of the Advisor’s officers, directors or personnel will owe any fiduciary duty to the Company or any other person in connection with any of the matters contemplated by this Agreement.

8. Potential Conflicts.

The Company acknowledges that the Advisor is a full-service securities firm engaged in securities trading and brokerage activities and providing investment banking and advisory services from which conflicting interests may arise. Subject to applicable law, in the ordinary course of business, the Advisor and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of the Company, its affiliates or other entities that may be involved in the transactions contemplated hereby. Nothing in this Agreement shall be construed to limit or restrict the Advisor or any of its affiliates in conducting such business to the extent permitted by applicable law.

9. Company Acknowledgments.

The Company acknowledges that Advisor: (i) will not be opining or passing upon (A) the fairness to the Company or its shareholders of any Business Combination, or (B) the relative merits of a Business Combination with a particular Target as compared to any alternative transaction; (ii) will rely upon and assume, without independently verifying, the accuracy and completeness of all of the financial and other information that is supplied or otherwise made available to it and will further rely upon the assurances of the Company’s and Target’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading; (iii) is not a legal, tax, accounting, environmental or regulatory advisor and will not express any views as to any legal, tax, accounting, environmental or regulatory matters relating to a Business Combination and will assume that the Company has obtained or will obtain such advice as it deems necessary or appropriate from qualified legal, tax, accounting, environmental and regulatory experts; (iv) will assume that any projections or financial forecasts provided to it were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company and the Target with respect to future financial performance; and (v) may not physically inspect any of Target’s properties or facilities and may not make or obtain any evaluations or appraisals of the Target’s assets or liabilities.

10. Entire Agreement.

This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified or terminated orally or in any manner other than by an agreement in writing signed by the parties hereto.

11. Notices.

Any notices required or permitted to be given hereunder shall be in writing and shall be deemed given when mailed by Federal Express or other overnight courier addressed to each party at its respective addresses set forth above or to such other address as may be given by a party in a notice provided pursuant to this Section. In addition, notice to the Company may also be provided to Greenberg Traurig, LLP, 1750 Tyson Boulevard, Suite 1000, McLean, Virginia 22102, Attn: Jason Simon, Esq., via Federal Express or other overnight courier or by e-mail to Jason.simon@gtlaw.com, or to such other representative and/or agent in the United States as designated by the Company.

12. Successors and Assigns.

This Agreement may not be assigned by either party without the written consent of the other. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, except where prohibited, to their successors and assigns. Prior to the consummation of a Business Combination, if the Business Combination does not directly or indirectly provide for the assumption of the Company’s obligations hereunder and the Company is not and will not be the surviving public company of such Business Combination, the Company shall ensure that each Target or other surviving parent company agrees to execute and deliver to the Advisor a joinder agreement, in form and substance reasonably satisfactory to the Advisor (such satisfaction not to be unreasonably withheld, delayed or conditioned), pursuant to which it shall join this Agreement as a signatory and a party and thus to be subject to all of the terms and conditions of this Agreement.

13. Non-Exclusivity.

Nothing herein shall be deemed to restrict or prohibit the engagement by the Company of other consultants providing the same or similar services or the payment by the Company of fees to such other consultants. The Company’s engagement of any other consultant(s) or financial institution(s) shall not (a) create any obligation for the Company to pay the Advisor any additional fee or reimbursement in respect of such services, or (b) affect the Advisor’s right to receive the Fee and reimbursement of expenses pursuant to this Agreement. For the avoidance of doubt, the Advisor shall only be entitled to the Fee and reimbursement of expenses expressly provided for under this Agreement, and no services rendered by other consultants or banks shall give rise to any payment obligation to the Advisor.

14. Applicable Law; Venue.

This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to conflict of laws.

In the event of any dispute under this Agreement, including, but not limited to, a failure by the Company to pay the Fee to Advisor, each party hereto agrees that the dispute shall either be (i) resolved through final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) or (ii) brought and enforced in the courts of the State of New York, County of New York under the accelerated adjudication procedures of the Commercial Division, or the United States District Court for the Southern District of New York, in each event at the discretion of the party initiating the dispute. Once a party files a dispute (if arbitration, by filing a Demand for Arbitration with AAA) or commences an action in one of the above forums, the parties agree that all issues regarding such dispute or this Agreement must be resolved before such forum rather than seeking to resolve it through another alternative forum set forth above.

In the event the dispute is brought before the AAA, the arbitration shall be brought before the AAA’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel. Each of the parties agrees that the decision and/or award made by the arbitrators shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The prevailing party shall move to confirm any arbitration award within ten (10) business days of receipt of the award and the losing party shall not oppose such application or seek to vacate the award.

In the event the dispute is brought by a party in the courts of the State of New York or the United States District Court for the Southern District of New York, each party irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each party hereby waives any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. Any such process, summons and/or complaint to be served upon a party may be served by transmitting a copy thereof by Federal Express or other overnight courier, addressed to such party at the address set forth at the beginning of this Agreement. Such delivery shall be deemed personal service and shall be legal and binding upon the party being served in any action, proceeding or claim. The parties agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees, costs and expenses incurred in such action, proceeding or arbitration.

In the alternative, the Company hereby appoints Greenberg Traurig, LLP, 1750 Tyson Boulevard, Suite 1000, McLean, Virginia 22102, Attn: Alan Annex, Esq., as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any arbitration, action, proceeding or counterclaim in any way relating to or arising out of this Agreement. The Company further agrees to (i) take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement or (ii) notify Advisor in writing of the name and address of a replacement agent in the United States to accept service of process and any other documents on the Company’s behalf. Service of process on the Company’s agent designated herein shall constitute valid service of process on the Company and shall subject the Company to such jurisdiction as set forth therein.

THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

15. Counterparts.

This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

If the foregoing correctly sets forth the understanding between the Advisor and the Company with respect to the foregoing, please so indicate your agreement by signing in the place provided below, at which time this letter shall become a binding contract.

EARLYBIRDCAPITAL, INC

By:
Name:
Title:

AGREED AND ACCEPTED BY: THREE LIONS ACQUISITION CORP.

By:
Name:
Title:

ANNEX I

Indemnification

In connection with the engagement of EarlyBirdCapital, Inc. (the “Advisor”) pursuant to that certain letter agreement (the “Agreement”) of which this Annex forms a part, Three Lions Acquisition Corp. (the “Company”) hereby agrees, subject to the second paragraph of Section 5 of the Agreement, to indemnify and hold harmless the Advisor and its affiliates and their respective directors, officers, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a “Claim”), that (A) are related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of the Advisor, or (B) otherwise relate to or arise out of the Advisor’s activities on the Company’s behalf under the Agreement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.

The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of the Advisor except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

The Company further agrees that it will not, without the prior written consent of the Advisor which consent may not be unreasonably withheld, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof.

In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not the Advisor is an Indemnified Person), the Company and the Advisor shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Advisor on the other, in connection with the Advisor’s engagement referred to above, subject to the limitation that in no event shall the amount of the Advisor’s contribution to such Claim exceed the amount of fees actually received by the Advisor from the Company pursuant to the Advisor’s engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and the Advisor on the other, with respect to the Advisor’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company or its shareholders as the case may be, pursuant to the transaction (whether or not consummated) for which the Advisor is engaged to render services bears to (b) the fee paid or proposed to be paid to the Advisor in connection with such engagement.

The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.